EXHIBIT 10.16

[EMPLOYEES]

RESTRICTED STOCK UNIT AWARD AGREEMENT

under the

INTERNET SECURITY SYSTEMS, INC.

2005 STOCK INCENTIVE PLAN

THIS AGREEMENT, made and entered into as of the            day of               , 20    , by and between Internet Security Systems, Inc. (“the “Company”) and                        (“Grantee”).

WITNESSETH THAT:

WHEREAS, the Company maintains the Internet Security Systems, Inc. 2005 Stock Incentive Plan (the “Plan”), and the Grantee has been selected by the Committee to receive a Restricted Stock Unit Award under the Plan;

NOW, THEREFORE, IT IS AGREED, by and between the Company and the Grantee, as follows:

1.             Award of Restricted Stock Units

1.1           The Company hereby grants to the Grantee an award of                    restricted stock units (“RSUs”), subject to, and in accordance with, the restrictions, terms and conditions set forth in this Agreement.  This award of RSUs represents the right to receive a Share for each RSU, subject to satisfying the vesting and other conditions set forth in this Agreement.  The grant date of this award of RSUs is                                   (“Grant Date”).

1.2           This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2.             Restrictions

2.1           Subject to Section 2.2 below, if the Grantee remains employed by the Company or a Subsidiary, the Grantee shall become vested in the RSUs as follows:            % of the RSUs shall vest on each                      of the Grant Date (each such date shall be a “Vesting Date”) such that on                          (the “Final Vesting Date”) all of the RSUs shall be fully vested.  On each Vesting Date,  the Vested Shares shall be issued and registered in the Grantee’s name, and Grantee shall own the Vested Shares free and clear of all restrictions imposed by this Agreement (except those imposed by Section 3.3 below).  In the event, prior to the Final Vesting Date, Grantee’s employment is terminated by the Company or Grantee terminates employment (for any reason, including death or Disability), the RSUs shall cease to vest further and Grantee shall only be entitled to the Shares that are vested as of Grantee’s date of termination.  For purposes of this Agreement, employment with any Subsidiary of the Company, or service as a Director of the Company or any Subsidiary of the Company, shall be considered employment with the Company, and references to employment by the Company or termination of employment by or with the Company, shall include such employment by a Subsidiary or service as a Director.

2.2           Except as hereinafter provided, upon the occurrence of a Change in Control prior to the Grantee’s Final Vesting Date, all outstanding unvested RSUs shall become immediately and fully vested and nonforfeitable as of the date of the Change in Control and the Company shall deliver to Grantee a certificate(s) for such Shares, free and clear of any restriction imposed by this Agreement.  However, notwithstanding the forgoing sentence, the vesting of outstanding unvested RSUs shall not so accelerate if and to the extent: (i) such RSUs are, in connection with a Corporate Transaction (as defined in Section 2.6(c) of the Plan and excluding Corporate Transactions which do not constitute a Change in Control), either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable award of RSUs of the capital stock of the successor corporation (or parent thereof), (ii) such award of RSUs is to be replaced with a cash incentive program of the successor corporation which preserves the value of the unvested RSUs at the time of the Corporate Transaction and provides for subsequent vesting in accordance with the same vesting schedule applicable to such RSUs, or (iii) the acceleration of the vesting of such RSUs is subject to other limitations imposed by the Committee at the time of the RSU grant.  The determination of comparability under clause (i) above shall be made by the Committee as constituted prior to the Change in Control, and its determination shall be final, binding and conclusive.  If the successor company (or parent thereof) assumes the outstanding award of RSUs in connection with a Corporate Transaction, and at the time of or within                      following such Corporate Transaction: (i) the Grantee is offered a Lesser Position (as hereinafter defined) in replacement of the position held by him immediately prior to the Corporate Transaction; or (ii) the Grantee’s service terminates by reason of an Involuntary Termination (as hereinafter defined), then, effective as of the date on which such Lesser Position is offered to the Grantee or the effective date of such Involuntary Termination, respectively, the vesting of the RSUs shall automatically accelerate in part so that, in addition to the number of RSUs which have vested at such time, the forfeiture rights respecting the RSUs shall expire with respect to                                              of the unvested RSUs but not exceeding the unvested portion of such grant.  Following such acceleration, to the extent the Grantee continues in service, the vesting schedule for the RSUs shall continue under the original vesting schedule, except for the                                                 .  In the event that both the offer of a Lesser Position and a subsequent Involuntary Termination of a Grantee’s Service occur within                      following a Corporate Transaction, then acceleration of vesting shall occur only in connection with the offer of such Lesser Position and no additional acceleration shall occur in connection with such subsequent Involuntary Termination.

The following definitions shall apply for purposes of this Agreement:

“Involuntary Termination”  shall mean the termination of Grantee’s service which occurs by reason of: (i) Grantee’s involuntary dismissal or discharge by the Company for reasons other than Cause, or (ii) Grantee’s voluntary resignation following the offer to Grantee of a Lesser Position in replacement of the position held by Grantee immediately prior to the Corporate Transaction.

“Lesser Position” for Grantee shall mean a new position or a change to Grantee’s position which, compared with Grantee’s position with the Company immediately prior to the Corporate Transaction, (i) offers a lower level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs), or (ii) materially reduces Grantee’s duties or level of responsibility, or (iii) assigns Grantee to an office more than    miles from the Company’s office at which Grantee served prior to the Corporate Transaction.

2.3           The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date Grantee becomes vested in the RSUs.

3.             Rights As Shareholder

3.1           Except as provided in Section 3.2, the Grantee shall not have voting or any other rights as a shareholder of the Company with respect to the RSUs.  Upon settlement of the RSUs with the issuance of Shares, the Grantee will obtain full voting and other rights as a shareholder of the Company.

3.2           In the event of a change in capitalization as provided in Section 4.3 of the Plan, the number and class of RSUs and Shares or other securities that Grantee shall be entitled to pursuant to this Agreement shall be appropriately adjusted or changed to reflect the change in capitalization, provided that any such additional RSUs, Shares or additional or different shares or securities shall remain subject to the restrictions in this Agreement.

3.3           The Grantee represents and warrants that he is acquiring the Shares under this Agreement for investment purposes only, and not with a view to distribution thereof.  The Grantee is aware that the Shares may not be registered under the federal or any state securities laws and that, in addition to the other restrictions on the Shares, the Shares will not be able to be transferred unless an exemption from registration is available.  By making this award of RSUs, the Company is not undertaking any obligation to register the Shares under any federal or state securities laws.

4.             No Right to Continued Employment

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company or a Subsidiary, nor shall this Agreement or the Plan interfere in any way with the right of the Company or a Subsidiary to terminate the Grantee’s employment at any time, subject to Grantee’s rights under this Agreement.

5.             Taxes and Withholding

The Grantee shall be responsible for all federal, state and local income taxes payable with respect to this award of RSUs and any employment taxes payable by Grantee as an employee.  The Company shall have the right to retain and withhold from any payment of Shares the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment.  The Company may require Grantee to reimburse the Company for any such taxes required to be withheld and may withhold any distribution in whole or in part until the

Company is so reimbursed.  In lieu thereof, the Company shall have the right to withhold from any other cash amounts due to Grantee an amount equal to such taxes required to be withheld or withhold and cancel (in whole or in part) a number of Shares having a market value not less than the amount of such taxes.

6.             Grantee Bound By The Plan

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

7.             Modification of Agreement

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

8.             Severability

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

9.             Governing Law

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

10.          Successors in Interest

This Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, reorganization, purchase of stock or assets, or otherwise, all or substantially all of the Company’s assets and business.  This Agreement shall inure to the benefit of the Grantee’s legal representatives.  All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

11.          Resolution of Disputes

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to the interpretation, construction or application of this Agreement shall be determined by the Committee.  Any determination made hereunder shall be final, binding and conclusive on the Grantee and the Company for all purposes.

12.          Transfer of Data

In order to effectively administer the Company’s global compensation and benefit programs, the Company may transfer personal data from your Company employment file to a centralized repository controlled by the Company in the United States of America.  Your personal data in the repository will be used solely for internal Company purposes.  You may examine your employee information file should you wish to do so.  By signing this agreement, you provide your consent to this transfer and use of this data.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERNET SECURITY SYSTEMS, INC.

By:

GRANTEE: